Timothy J. Moore
T: +1 650 843 5690
mooretj@cooley.com

September 3, 2013

Stratasys Ltd.
c/o Stratasys, Inc.
7665 Commerce Way
Eden Prairie, Minnesota 55344

RE: Stratasys Ltd.

Ladies and Gentlemen:

We have acted as U.S. counsel to Stratasys Ltd., an Israeli company (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), including the base prospectus (the “Base Prospectus”) filed with the Registration Statement. The Registration Statement covers the registration of debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.4 to the Registration Statement (the “Indenture”).

In connection with this opinion, we have examined the Registration Statement and the Indenture and have assumed that any Debt Securities offered under the Registration Statement, and the related Indenture, will be executed pursuant to the Indenture.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We have assumed further that (i) the Company is validly existing under the laws of the State of Israel, has the corporate or similar power to enter into and perform its obligations under the Debt Securities and the Indenture in accordance with their respective terms and has duly authorized, executed and delivered the Debt Securities and the Indenture in accordance with its organizational documents and the laws of the State of Israel and (ii) execution, delivery and performance by the Company of its obligations under the Debt Securities and the Indentures do not and will not violate the laws of the State of Israel or any other applicable laws (excepting the law of the State of New York and the federal laws of the United States).

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Stratasys Ltd.
September 3, 2013
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On the basis of and subject to the foregoing and the qualifications, assumptions and limitations stated herein, we are of the opinion that:

With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and any prospectus and all supplements thereto required by applicable law have been delivered and filed as required by the Securities Act; (ii) the Indenture has been duly authorized by the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Trustee; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and (v) the Debt Securities have been duly authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus that forms part of the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Cooley LLP

By:	/s/ Timothy J. Moore
Timothy J. Moore, Partner

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

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